Exhibit 32


                            CERTIFICATION PURSUANT TO


                             18 U.S.C. SECTION 1350,


                             AS ADOPTED PURSUANT TO


                  SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002




     In connection with the Quarterly Report of Nestor, Inc. (the "Company") on Form 10-Q for the period ending September 30, 2005 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), the undersigned, William B. Danzell, Chief Executive Officer of the Company, and Harold A. Joannidi, Chief Financial Officer of the Company, each hereby certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to their knowledge:


          (1) The Report fully complies with the requirements of section 13(a)or 15(d) of the Securities Exchange Act of 1934; and


          (2)  The information  contained in the Report fairly presents,  in all
               material  respects,   the  financial   condition  and  result  of
               operations of the Company



Date: November 14, 2005

/s/ William B. Danzell
 -----------------------------------------------
William B. Danzell, Chief Executive Officer





Date: November 14, 2005

/s/ Harold A. Joannidi
------------------------------------------------
Harold A. Joannidi, Chief Financial Officer




A signed original of this written statement required by Section 906 has been provided to Nestor, Inc. and will be retained by Nestor, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.